Exhibit 99.1

                         Cellegy Pharmaceuticals Reports
                         First Quarter Financial Results

South San Francisco, CA - April 29, 2003 - Cellegy Pharmaceuticals, Inc. (Nasdaq: CLGY) reported today that for the first quarter ended March 31, 2003, revenues were $393,000, compared with $267,000 for the same period last year. Revenues during this year's first quarter consisted of $208,000 in licensing revenue from PDI, Inc., our Fortigel(TM) licensee, $117,000 of Rectogesic(TM) (nitroglycerin ointment) product sales in Australia, $55,000 in product sales to Gryphon, the product development division of a major specialty retailer, and $13,000 in Canadian government grants. Revenues during last year's first quarter consisted of $231,000 in Gryphon sales and $36,000 in Rectogesic product sales.

The licensing revenue of $208,000 from PDI reflects the quarterly amortization, over the expected commercial life of Fortigel, of the $15,000,000 upfront payment received from PDI in December 2002. This amount will continue to be recorded as licensing revenue in subsequent quarters. Rectogesic sales in the first quarter of 2003 were very strong compared with last year's first quarter, due to promotional and advertising programs initiated in Australia during this February and March.

For the three months ended March 31, 2003, the company had a net loss applicable to common shareholders of $3,187,000 or $0.16 per share, compared with a net loss of $4,387,000 or $0.25 per share for the same period last year. Higher operating expenses in last year's first quarter resulted primarily from pre-launch marketing costs for the Company's CellegesicTM ointment product candidate and the costs of completing two Phase III clinical trials. No additional marketing costs related to Cellegesic are anticipated until successful completion of a new Phase III trial is achieved. Clinical expenses are expected to increase during the next two quarters as this trial gets underway. In the first quarter ended March 31, 2003, Cellegy incurred a non-operating expense of $542,000 associated with the reassessment of our South San Francisco facility sub-lease arrangement, primarily related to the write down of capitalized tenant improvements. This write down was associated with modifications made by our sub-tenant to a portion of the facility they occupy. We do not expect any further adjustments to these assets in the foreseeable future.

Cash and investments at March 31, 2003 were $20.9 million, compared with $23.9 million at December 31, 2002. We expect our operating cash requirements to increase somewhat over the remainder of the year.


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Commenting on the financial results, K. Michael Forrest, Chairman and CEO, said,
"We are re-starting our Cellegesic clinical program this quarter and making good progress with our Cellegy Canada development programs. We have selectively added qualified new professionals to our clinical department to ensure expeditious completion of the Cellegesic trial and other clinical programs. However, we will continue to control spending and preserve cash focusing, for now, only on our core product development projects."

Cellegy Pharmaceuticals is a specialty biopharmaceutical company engaged in the development and commercialization of prescription drugs with primary focus in the areas of gastroenterology, sexual dysfunction and women's health care. The Company is currently awaiting action by the FDA on marketing approval of Fortigel, its once-a-day gel product for the treatment of male hypogonadism. Commercial rights to Fortigel in North America have been licensed to PDI. Cellegy is also developing a second testosterone product, Tostrelle(TM) gel, for the treatment of female sexual dysfunction. Tostrelle is undergoing a Phase II/III clinical trial in the United States.

In addition, Cellegy has developed expertise in the use of nitroglycerin ointment and nitric oxide donors to address a number of serious medical conditions. Other nitroglycerin based product candidates, in earlier development, are targeting treatment of female sexual dysfunction, Raynaud's disease, prostate cancer and breast cancer.

This press release contains forward-looking statements made pursuant to the safe harbor provisions of the Securities Litigation Reform Act of 1995, which reflect management's intentions, hopes, beliefs, expectations or predictions for the future. Investors are cautioned that these forward-looking statements are subject to numerous risks and uncertainties, known and unknown, which could cause actual results and developments to differ materially from those expressed or implied in such statements. Such risks and uncertainties relate to, among other factors: the completion and outcome of clinical trials; the outcome and timing of review by the FDA and other regulatory authorities, particularly with regard to our Fortigel NDA; our need and ability to complete corporate partnerships; and uncertainties arising from the PDI / Auxilium litigation which could affect the marketing of Cellegy's Fortigel, delay product launch or reduce its commercial potential. There can be no assurance that Cellegy's products will be approved for marketing by regulatory authorities or will be successfully marketed following approval. We undertake no obligation to update or revise the statements made herein. For more information regarding the above, and other risk factors that may affect Cellegy's future results, investors should refer to the company's Annual Report on Form 10-K for the year ended December 31, 2002.

For More Information:               Company Contacts:

Richard Juelis                      K. Michael Forrest
Vice President, Finance & CFO       Chairman, President and CEO
Phone: (650) 616-2200
Web Site: www.cellegy.com


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                          CELLEGY PHARMACEUTICALS, INC.

                                 March 31, 2003

                 CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                                   (Unaudited)
                (Amounts in thousands, except per share amounts)
--------------------------------------------------------------------------------

                                                    Three Months ended March 31,
                                                    ----------------------------
                                                         2003         2002
                                                       --------     --------

Revenues                                               $    393     $    267

Costs and expenses:

Cost of product sales                                        34           71
Research and development                                  1,916        2,962
Sales, general and administrative                         1,134        1,876
                                                       --------     --------
    Total costs and expenses                              3,084        4,909

         Operating loss                                  (2,691)      (4,642)

Interest income (expense), and other income, net           (496)         255
                                                       --------     --------
Net loss                                               $ (3,187)    $ (4,387)
                                                       ========     ========
Basic and diluted net loss per common share            $  (0.16)    $  (0.25)
                                                       ========     ========
Weighted average common shares outstanding               19,852       17,303

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                          CELLEGY PHARMACEUTICALS, INC.

                                 March 31, 2003

                      CONDENSED CONSOLIDATED BALANCE SHEETS
                             (Amounts in thousands)
--------------------------------------------------------------------------------

                                                 March 31, 2003     December 31,
                                                   (Unaudited)        2002 (1)
                                                 --------------     ------------

Cash and investments(2)                              $20,914           $23,858
Other assets                                           3,792             4,521
                                                     -------           -------
Total assets                                         $24,706           $28,379
                                                     =======           =======

Current liabilities                                  $ 2,138           $ 2,128
Long-term liabilities(3)                              14,678            15,717
Shareholders' equity                                   7,890            10,534
                                                     -------           -------
Total liabilities and shareholders' equity           $24,706           $28,379
                                                     =======           =======

(1) Derived from audited financial statements.

(2) Includes restricted cash of $227,000 in both periods.

(3) Includes deferred revenue of $13,960,000 from PDI's upfront license payment.


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